LEASE

      THIS LEASE, made and entered into as of the 1st day of January 1995, by and between Greenfield Land Company (hereinafter called the "Lessor") and Allied Film Laboratory, INC. (hereinafter called the "Lessee").

      1. Premises. Lessor, in consideration of the payments, covenants and conditions herein expressed, does hereby lease and demise unto Lessee those certain premises and all buildings, structures, and improvements thereon (hereinafter called the "Premises") located in the City of Clinton County of Anderson ,State of Tennessee and more particularly described as follows:

      Tract 1:
      --------

      Situated in the First Civil District of Anderson County Tennessee, on the Southwest shore of Melton Hill Lake and the Eagle Bend industrial park area, approximately 1- 3/4 miles Southeast of the State Highway 61 bridge across the lake, and being a portion of TVA Tract No. XMHR-28 and being more fully described as follows:

      BEGINNING at US-TVA Monument 16-94 (Coordinates: N. 625,371; E. 2559,460) between a road and a railroad at a corner of TVA Property and in the Eastern line of Yarnell Industrial parkway; thence with Yarnell.1 Industrial parkways, North 15 degrees 48 minutes East, 470 feet to a metal marker; thence North 15 degrees 52 minutes East, 452 feet to a metal marker; thence North 16 degrees 29 minutes East, 20.5 feet to a point; thence leaving Yarnell Industrial Parkway, South 74 degrees 16 minutes East, 586 feet to a point; thence South 85 degrees 4 minutes 50 seconds East, 539.26 feet to a point, a corner to TVA Tract XMHR-42 a portion of which is described herein as Tract 2; thence with the line of Tract 2 South 37 degrees 18 minutes West, 929.13 feet to a metal marker in the line of Tennessee. Valley Authority; thence with TVA Property North 86 degrees 00 minutes West, 700 feet to a metal marker; thence South 83 degrees 24 minutes West, 98 feel to the point of BEGINNING.

      Containing 18.24 acres, more or less.

      BEING the same property conveyed to Sprague Electric Company by deed from the Industrial Development Board of Anderson County, Tennessee, dated April 25, 1985, filed April 13, 1986 in Warranty Book L, Volume 16, Page 729, in the Anderson County Register's Office.

     TRACT 2:
     --------

      SITUATED in the First Civil District of Anderson County on the Southwest shore of Melton Hill Lake and the Eagle Bend Industrial park area and being a portion of Tract No. XMHR42 and being more fully described as follows:

      TO FIND THE POINT OF BEGINNING commence at US-TVA Monument 16-94 (Coordinates; N. 625,373: E. 2559,460) between a road and a railroad and in the boundary of the United States of America's (TVA) land; thence leaving said road and crossing the railroad tracks, North 83 degrees 24 minutes East, 98 feet to a metal marker; thence South 86 degrees 00 minutes East, 700 feet to a metal marker marking the point of BEGINNING; herein; thence from said point of BEGINNING and leaving the property of TVA, North 37 degrees 18 minutes East, 929.13 feet to a point; thence South 85 degrees 4 minutes 50 seconds East, 484.58 feet to a point; thence South 46 degrees 1 minute West, 1034.79 feet to a metal marker in the line of TVA Property; thence North 86 degrees West 302 feet to the point of BEGINNING.

      CONTAINING 7.03 acres more or less.

      BEING a portion of the property conveyed to Sprague Electric Company by deed from the United States of America, dated September 13, 1979 and recorded in Deed Book W, Volume 14, Page 983, in the Anderson Register's Office.

      Plus the 50,000 square foot building located adjacent to the existing building.

      Plus the 45,000 square foot addition adjacent to the existing building completed in 1994.

      2. Term The term of the Lease shall commence on January 1. 1995 1 and unless sooner terminated under the provisions hereof, shall run for Fifteen (15) Years ending on December 31, 2009 (hereinafter called the "Term").

      3. Rental. Lessee in consideration and respect of this Lease, hereby leases and hires said Premises for said Term and covenants and agrees to pay to the Lessor as rental for said Premises the sum of Six hundred twenty-four thousand ($624,000) dollars per annum in lawful money of the United States of America, payments to be made in monthly installments of Fifty-two Thousand ($52,000) payable in advance on or before the 1st day of every month.

      The Lessor will guarantee said rental amount
(_________________________)for the period of January 1, 1995 through December 31, 1995 thereafter reserve the right to increase rental amount by any portion or total thereof based on multiplying the rental amount (_____________ ) by the fractional change as computed by the numerator of which is the Consumer Price Index all urban consumers (C.P.I.U.) for (City) (all items 1967=100) published by the Bureau of Labor Statistics for the month of December using that current year of computation (current years, ie: 1994, 1995, 1996, etc.) and the denominator of which is such Consumer Price Index for Detroit for the month of December 1994. The Lessor will be required to notify the Lessee in writing thirty (30) days in advance of any rental increase and any change in rental amount will be cause for an amendum to the lease.

      4. Advance Deposit. Upon execution of this Lease, Lessee, in addition to the monthly installments required by Paragraph 3, shall pay to Lessor an amount equal to One Months Rent as security for the performance of the covenants of Lessee under this Lease.

      5. Use and Occupancy. Lessee will not use said Premises in such a way as to violate any law or regulation of the federal, state or local government. If any order is made or notice served by any officer of government requiring compliance with any such law or regulation, and such order or notice is not obeyed or contested by timely and appropriate proceedings, a default under the provisions of this paragraph will be deemed conclusively to have occurred. Default under the provisions of this paragraph will give Lessor the right forthwith to terminate this Lease and repossess said Premises. Lessee will pay all license fees, inspection charges and any other expenses which may be imposed upon Lessor or the Premises because of the occupancy or use of the premises by Lessee.

      6. Repairs and Alterations. With respect to repairs, alternations and the like, it is agreed:

         (a) Lessee during the terms of this Lease shall maintain (by means of both repair and replacement) the Premises including both interior and exterior and every part thereof in as good repair, and at expiration or earlier termination of said Term yield and deliver up the same in as good condition, as when taken, reasonable or ordinary wear and tear excepted. Lessee shall have the right to make only such substantial alterations and changes in and to the Premises and only in such a manner as (i) Lessor shall in writing approve or (ii) as are required by any lawful authority as a condition to the use of the Premises for the purposes herein authorized. All above-mentioned repairs, alterations, replacements, changes and other acts by Lessee shall be at its own expense, shall not adversely affect the value or structural strength of the Premises, shall be made in a workmanlike manner, and shall comply with all applicable laws. rules and regulations of the City of Clinton, County of Anderson, State of Tenessee, and the Board of Fire Insurance Underwriters.

      (b) Prior to the commencement by Lessee of any work in, upon or about the Premises that might result in the creation of mechanics' or materialmen's liens thereon, Lessee shall either deliver to the Lessor waivers sufficient to preclude the creation of such liens in connection with such work, or make other arrangements satisfactory to the Lessor for payment of the cost of such work. Lessee covenants that all bills for labor and materials supplied upon Lessee's order to the Premises shall be fully paid when due, and that in any event any mechanics' or materialmen's lien or liens are filed in respect-thereof , Lessee shall within ten(10) days thereafter, at its own cost and expense cause the same to be discharged by filing the bond or bonds for that purpose required by laws.

      (c) All movable furniture and trade fixtures placed or installed in or about the Premises by Lessee shall be and remain the property of Lessee and may be removed by it any time, free from any claim of Lessor, except that Lessee shall promptly remedy any damages to the Premises caused by such removal. All other alternations, additions or improvements made by either party upon the Premises shall be the property of Lessor and shall remain upon and be surrendered with the Premises upon the termination of this Lease, without molestation or injury, except as Lessor shall otherwise in writing agree.

      (d) Lessee shall at all times keep the Premises in a clean, orderly and sanitary condition, free from rubbish, refuse, dirt, ice and snow, and Lessee shall do no act nor permit any condition to exist which may damage said Premises or be a menace or nuisance, or which constitutes a violation of any law or ordinance or the order of any court.

      (e) If Lessee shall fail or refuse to commence promptly any o@ the repairs or other obligations required by this paragraph 5 and to complete the same with reasonable dispatch, Lessor shall have the right to terminate this Lease, or, at their option, Lessor may enter upon said Premises and themselves do or contract for the necessary work (this clause shall in nowise relieve the Lessee from its obligation to keep said Premises at all times in good condition and repair) . Lessee will reimburse Lessor for the cost of such work as soon as it is invoiced, and Lessor will have the same remedies for non-payment of such invoice as for nonpayment of rent.

      7. Taxes All real estate and personal property taxes and assessments and all special taxes and assessments or other governmental charges which may be levied or assessed upon or in respect of the Premises or any property found in or about the Premises during the Term of this Lease shall be promptly paid and discharged by Lessee as, and on the day, the same first becomes due. Receipts for payment of all such taxes, assessments or governmental charges shall be furnished Lessor within thirty (30) days after the date upon which they were due and payable, or Lessee may elect to pay any such taxes assessments or governmental charges in one or more installments if permissible under the applicable statute, charter or ordinance, in which event receipts of payment of all such taxes, assessments or governmental charges shall be furnished Lessor within thirty (30) days of the date upon which each and every installment becomes due, provided, however, that all such taxes, assessments or governmental charges shall be deemed to have become due for purposes of the first sentence of this paragraph 7 as if all such taxes, assessments or other govern-mental charges were required to be paid in full when they first became due. It is expressly understood that no such taxes, assessments or governmental charges shall be pro-rated, but that all of the same having a due date during the term of this Lease shall be paid and discharge by the Lessee.

      8. Insurance. With respect to insurance it is agreed:

           (a) Lessee shall at its expense carry in full force and effect at all times during the Term of this Lease, fire, windstorm and extended coverage insurance, in insurance companies and on policies satisfactory to Lessor, covering the Premises in a sum equal to not less than eighty percent (80%) of the insurable value of the buildings, structures and improvements thereon (whether now or hereafter existing). The named insured in such insurance shall be the Lessor. All such policies shall be, upon Lessor's demand, delivered to and retained by it and at any time and from time to time upon Lessor's demand, Lessee shall deliver documentary proof of the timely payment of premiums thereon.

           (b) Lessee shall use its best efforts to include in its policies of personal property insurance which insure property located within or about the Premises, clauses by which the insurers either (i) waive all rights of subrogation to any claims against Lessor, its officers, agents or employees or
(ii) agree that the insured's rights under such policies shall not be affected adversely if Lessee waives its rights of recovery against Lessor, its officers, agents and employees, for any loss covered by such policies. Provided that, and only if, Lessee's rights under any policy of personal property insurance which insures property located within or about the Premises are not affected adversely by such a waiver, Lessee hereby waives its rights of recovery against Lessor, its officers, agents and employees, for any loss covered by such policy, notwithstanding that such loss may result from the negligence of Lessor, its officers, agents or employees.

            (c) Lessor shall use its best efforts to include in the policies of fire, windstorm and extended coverage insurance which insure the Premises, in which Lessor is the named insured, clauses by which the insurers either (i) waive all rights of subrogation to any claims against Lessee, its officers, agents or employees, or (ii) agree that the insured's rights under such policies shall not be affected adversely if Lessor waives its rights of recovery against Lessee, its officers, agents and employees, for any loss covered by such policies. Provided that, and only is, Lessor's rights under any policy of fire, windstorm and extended coverage insurance which insures the Premises are not affected adversely by such a waiver, Lessor hereby waives its rights of recovery against Lessee, its officers, agents and employees, for any loss covered by such policy, notwithstanding that such loss may result from the negligence of Lessee, its officers, agents or employees.

      9. Damage or Destruction of Premises If the Premises shall be destroyed in whole or in part by fire or other casualty during the Term of this Lease, Lessor will repair and restore the same to a good-tenantable condition with reasonable dispatch.

      10. Eminent Domain. If the whole of said Premises is taken for a public purpose under the power of eminent domain said term and the obligation of Lessee to pay rent will cease as of the day that possession is required pursuant to such taking or voluntary conveyance. If only a part of said Premises is so taken or if any part of the property described in paragraph 1 is taken for public purposes under the power of eminent domain, and if the loss of any such substantially impairs the use to which the Premises was being put. Either Lessee or Lessor shall have the right to terminate this Lease in its entirety by written notice to the other party delivered within sixty (60) days after such taking and specifying a termination date not earlier than the delivery date of such notice and not later that ninety (90) days after such taking. If this Lease shall not be so terminated, Lessee shall continue in possession of the remaining Premises upon the same terms and conditions here in provided, except chat the rental herein provided for shall be reduced in proportion to the value of any part of the Premises taken. All damages awarded for such taking shall belong to and be the property of the Lessor, whether such damage shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises, except that Lessee shall be entitled to an amount equal to the reasonable cost of removing its removable fixtures.

      11. Peaceful Possession. Lessor represents and covenants that Lessee, upon paying the aforesaid rentals and performing the covenants and agreements under this Lease by it to be performed, shall and may have at all times during the term hereof peaceful and quiet enjoyment and possession of the Premises without any manner of hindrance from Lessor or any person or persons lawfully claiming through Lessor.

      12. Condition of Premises. Lessee acknowledges that it has examined the Premises prior to the making of this Lease, and knows the condition thereof, and that no representations as to the condition or state of repairs have been made by or on behalf of Lessor which are not herein expressed, and Lessee hereby accepts the Premises in their present condition.

      13. Non-Liability of Lessor. Not withstanding any other provisions of this Lease, Lessor shall not in any manner or to any extent be liable or responsible to Lessee or any other person - -

           (a) For any loss or damages (or injury to person or property) caused by stoppage, failure, malfunction or other defect of or in utilities or any other aspect or facility of the Premises, such as (but not limited to) leakage, overflow or backing up of or from plumbing, heating, air-conditioning, gas lines, water mains, sewers or other drainage facilities;

           (b) For loss or damage or injury to person or property resulting from accidents, explosions, leaks or other causes attributable to Lessee's use thereof or arising in or bout the Premises and Lessee shall be solely responsible therefore.

      14. Assignment, ETC. Lessee shall not in whole or in part assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest herein or hereunder nor sublet all or any part of the Premises, without first obtaining Lessor's written consent thereto, which consent shall not be unreasonably withheld. Unless otherwise expressly agreed by lessor in writing, no assignment, subletting or other aforesaid transaction shall operate to relieve or dis charge either the Lessee or any or all second parties from the obligations imposed under this Lease. Lessee shall be fully responsible to Lessor and Lessor shall be only responsible to Lessee, during the Term of this Lease as if Lessee were the sole and only occupant of the Premises.

      15. Inspection. Lessor or its authorized agents shall have the right to enter upon the Premises at all reasonable times for the purpose of inspecting same. If any repairs (or other obligations under Paragraph 6 hereof) shall be necessary for which Lessee is responsible, Lessor may demand that Lessee make the same, and if Lessee refuses or neglects forthwith to commence such repairs (or other obligations) and complete the same with reasonable dispatch, Lessor may make or cause such repairs to be made (or other obligations to be performed) and shall not be responsible to Lessee for any loss or damage that may accrue including but not limited to Lessee's business by reason thereof.

      16. Termination. This Lease may be terminated at any time, and the Premises thereupon repossessed, upon written notice specifying the date of termination, only in the following events:

           (a) Lessor may terminate it upon not less than seven (7) days, written notice to Lessee for the nonpayment of any rental or other amount owing hereunder; provided, however, that this Lease shall not for such reason terminate if, prior to the date of termination specified in the aforesaid notice, Lessee shall have paid such overdue rental or other amount in full.

           (b) Lessor may terminate it upon not less than ten (10) days, written notice to the Lessee (specifying the defaults giving rise to such notice) if the Lessee shall fail or refuse to perform any of its covenants or agreements under this Lease; provided, however, that this Lease shall not for such reason terminate if, prior to the date of termination specified in the aforesaid notice, the Lessee shall have cured all its defaults which are so specified.

           (c) If the estate hereby created shall be taken in execution or by other process of law, or if Lessee shall be adjudicated bankrupt, or if a petition for reorganization not filed by Lessee shall be approved, or if Lessee shall file any petition in bankruptcy court or elsewhere stating that it is insolvent or unable to pay or meet its debts as they mature, or if Lessee shall become insolvent, or if any receiver be appointed for the business or property of Lessee, or if any assignment shall be made of Lessee's property for the benefit of creditors, then and in such event this Lease may be cancelled forthwith at the option of Lessor.

      17. Notice to Quit. In any instance where Lessor would be entitled to give notice of termination, as aforesaid, Lessor shall be entitled in lieu thereof to give a formal notice to quit. The giving of a formal notice to quit prior to taking proceedings for repossession of the Premises shall not be deemed a termination of this Lease but shall instead be deemed as a notice and demand for possession, unless said notice expressly provides for forfeiture of this Lease.

      18. Re-entry and Expenses, Etc. Upon termination of this Lease pursuant to paragraphs 2, 6, 9, 16, 17 or 18 hereof or otherwise, or upon termination of Lessee's right to possession of the Premises, or if the Premises shall be deserted or vacated, Lessee shall yield up the Premises peacefully, and it shall be lawful for Lessor, its agents, attorneys, successors and assigns to re-enter and repossess the Premises and Lessee and each and every occupant thereof to remove and put out. In the event that Lessor shall obtain possession of the Premises by re-entry, summary proceedings or otherwise, Lessee shall be liable to Lessor for all expenses of obtaining such possession, including bull not limited to court costs and actual attorney fees, and also all expenses, commissions and attorney fees which may be paid in connection with reletting same or attempting so to do, together with all other damages resulting from Lessee's default.

      19. Holding Over. In the event of Lessee holding over after termination of this Lease, a tenancy from month to month shall thereafter exist in the absence of a written agreement to the contrary.

      20. Right to Show Premises. Lessee agrees that, during the three (3) months next preceding the expiration of the Term of this Lease, it will at all reasonable hours permit Lessor or its duly authorized agent to show the Premises to any person who might desire to lease or purchase the same.

      21. Survival of Obligations. Notwithstanding termination of this Lease, the Lessee shall be required to carry out any provisions hereof which require performance by it subsequent to termination; nor shall such termination affect any liability or obligation which shall have accrued prior to such termination (including, but not limited to, any accrued rental and any liability for loss or damage on account of default).

      22. Reimbursement. Lessee shall forthwith reimburse Lessor for any damages, fines or penalties suffered by Lessor because of lessee's noncompliance with this Lease. Furthermore, if Lessee shall default in the payment of any amount due under this Lease, or the performance of any other obligation or provision of or under this Lease, the Lessor may at its option make such payment or perform such obligation or provision and shall thereupon have a right of immediate reimbursement (with interest at seven (7%) percent per annum) and at its option may treat the amount so owing (including interest) as equivalent to rent, in which case if not paid in full on or before the next rental payment date specified in paragraph 3, Lessor may treat it as rent in default.

      23. Cumulative Remedies. All rights, remedies and benefits of Lessor under this Lease shall be cumulative and shall not be exclusive of any other rights, remedies and benefits conferred by law or by this Lease.

      24. Waiver. No waiver of any provision of this Lease, or of the breach thereof, shall be construed as a continuing waiver or shall constitute a waiver of any other provision or breach.

      25. Modifications, Etc., to be in writing. No present or future agreements, waivers, consents or approvals pertaining to the Premises or the subject matter of this Lease shall be binding upon Lessor unless in writing and signed by Lessor and any modification or amendment of this Lease must be in writing and signed by both Lessor and Lessee. No party hereto has made any oral or written representations, guarantees or warranties except as herein set forth; nor are there any agreements collateral hereto, unless they are in writing and expressly refer to this Lease.

      26. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the Lessor and any of the parties hereto, it being understood and agreed that neither any provision contained in this Lease, nor any acts of the parties hereto, shall be deemed to create any relationship between the Lessor and any of the second parties hereto other than the relationship of Lessor and Lessee.

      27. Interpretation. The paragraph headings herein are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Lease. Each separately numbered paragraph of this Lease shall be treated as severable, to the end that, if any one or more paragraphs shall be adjudged or declared illegal, invalid or unenforceable, this Lease shall be interpreted, and shall remain in full force and effect, as though such paragraph or paragraphs had never been contained in this Lease. Whenever reasonably necessary in the interpretation of this Lease, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns.

      28. Successors and Assigns. This Lease shall bind and inure to the benefit of Lessor, its personal representatives, heirs, devisees, successors and assigns, and as to Lessee it shall bind its personal representatives, heirs, devisee, successors and assigns, but it shall inure to their benefit only as Lessor acquiesces in their continued possession of said Premises.

      29. Notices. Any notice, demand or other writing to be given pursuant to this Lease shall be deemed to have been given and received, and to be effective all purposes, when sent by registered mail, postage prepaid, and return receipt requested, to the following addresses, respectively (or such other address as the recipient shall have previously designated by written notice):

     Lessor:   Greenfield Land Company
               7375 Woodward Avenue
               Detroit, MI 48202
               Attn: Managing Partner

     Lessee:   Allied Film Laboratory, Inc.
               Eagle Bend Industrial Park
               370 J. D. Yarnell Industrial Parkway
               Clinton, Tennessee 37716

      30. Interest. Any rental or other amount owing to Lessor pursuant to this Lease shall bear interest at the rate of seven (7%) per cent per annum from the due date to the date of payment.

      31. Payments and Receipts. Rentals and other amounts owing by either party pursuant to this Lease shall be paid in current Detroit funds at the same address specified for notices, unless a different address has been designated in writing. Each party shall be entitled to receive from the other party upon request a written receipt for any rentals or other such amounts which may be paid.

      32. Option to Renew. Lessee shall have the option to renew this Lease, on the same terms and conditions as herein contained, for a period of one additional year. If Lessee so renews for one additional year, Lessee shall have the further option to renew this Lease, on the same terms and conditions as herein contained, for another one-year period. Such options must be exercised in writing prior to ninety (90) days before the expiration of this Lease or of any renewal period under this Lease, and notice must be sent to the Lessor pursuant to paragraph 29 above.

      IN WITNESS THEREOF, the parties hereto have caused this Lease to be executed by their duly authorized officers on the day and year first above written.

Signed, sealed and delivered           Greenfield Land Company
in the presence of:



/s/ [ILLEGIBLE]                        By /s/ [ILLEGIBLE]
-----------------------------             -----------------------------------
                                          Managing Partner


                                          Allied Film Laboratory, Inc.


/s/ [ILLEGIBLE]                        By /s/ [ILLEGIBLE]
-----------------------------             -----------------------------------
                                          Its President



                                       By
-----------------------------             -----------------------------------

State of Michigan    )
County of            )  ss


      On this 1st day of January, 1995 before me, a notary public in and for said County, personally appeared William H. Smith to me personally known, who being by me duly sworn did for himself say that he is the Managing Partner of Greenfield Land a named in and which executed the foregoing Lease as Lessor, and that said Lease was signed and sealed on behalf of said by authority of its agreement and the said acknowledged said Lease to be the free act and deed of said _____________________________________.



                                       /s/ Catherine J. Warner
                                       ------------------------------------


                                                 CATHERINE J WARNER
                                          Notary Public, Macomb County, MI
                                         My Commission Expires May 2, 1998
                                             Acting in Wayne County, MI